EXHIBIT 99.1

                                                Defense Technology Systems, Inc.

                                                              Contact: Rick Lutz
                                                               Tel: 404 261 1196
                                                   Email: lcgroup@mindspring.com

Press Release

Defense Technology Systems Inc. Announces New CEO Russell Medina; Company Repositions as Homeland Security Innovator with Annual Report to Show 1st Revenue from Recent Acquisition

Defense Technology Rebuilds through 2005 and Enters Strategic Relationship to Grow Aggressively with NewMarket Technology Inc. in 2006

DALLAS--(BUSINESS WIRE) November 3, 2005--Defense Technology Systems, Inc. (OTCBB:DFTS) today announced Russell Medina as the new Chief Executive Officer. Mr. Medina's appointment represents another landmark event in Defense Technology's rebuilding and repositioning as a Homeland Security Innovator. Mr. Medina will also join the Defense Technology Board of Directors.

Mr. Medina has consulted with NewMarket Technology Inc. (OTCBB:NMKT) over the last two years and was instrumental in the development of NewMarket's Homeland Security strategy that led to the combination of NewMarket and Defense Technology's Homeland Security operations earlier this year. Revenue from this acquisition will be reflected in Defense Technology's upcoming Annual Report filing.

Mr. Medina brings a wealth of defense industry experience to the Company as a retired career Army Officer and graduate of the United States Military Academy at West Point, NY. His distinguished military career is highlighted by his experience procuring special systems for various projects with the Department of Defense (DOD) that included integration with all military services, as well as other government agencies. His military experience in battlefield communications led him to a successful post military telecommunications career concentrated in the introduction of new products and services. Mr. Medina has CEO experience with an emphasis in early financing of new business ventures.

"Mr. Medina is the right choice to lead Defense Technology Systems' repositioning as a Homeland Security Innovator," said Dan McPhee, the outgoing CEO. "His military systems experience combined with his background in high growth new ventures is the right set of skills to lead Defense Technology in its next stage of development and growth."

"I am excited to join Defense Technology's team," said Mr. Medina. "The terrorist threat has changed defense strategies and the defense system requirements to support new strategies. A need for a nimble defense technology innovator has arisen. The Defense Technology team has identified and repositioned for that need. I have the good fortune of coming into a business already poised for rapid growth. " About Defense Technology Systems, Inc. The Company has recently implemented a revitalization and redirection plan to leverage its experience in providing digital communication infrastructure



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solutions to Fortune 1000 companies and expand into providing  overall  Homeland
Security solutions to major metropolitan municipalities. To accelerate the plan, Defense Technology earlier this year acquired a majority interest in an established defense engineering firm with 20 years of experience and a portfolio of proprietary technologies. The acquired company is a leading edge technology
company  specialized  in  engineering   hardware  and  software  solutions  when
commercial-off-the-shelf   (COTS)   products  do  not   fulfill   the   critical
requirements of enterprise, military or government organizations. In the acquisition, Defense Technology also established a strategic equity partnership with NewMarket Technology Inc. (OTCBB:NMKT) expected to accelerate organic sales growth of Defense Technologies products. Management intends to expand its Homeland Security product portfolio through further acquisition. For more
information     on     Defense     Technology      Systems,      Inc.     visit:
www.DefenseTechnologySystems.com


This press release contains statements (such as projections regarding future performance) that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Contact:

Defense Technology Systems, Inc.
Rick Lutz, Investor Relations
404-261-1196
lcgroup@mindspring.com